UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): May 8, 2010

CPI INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-51928	75-3142681
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

811 Hansen Way, Palo Alto, CA	94303-1110
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (650) 846-2900
N/A
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):
☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (7 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 8.01. Other Information
Item 9.01. Financial Statements and Exhibits
SIGNATURE
EX-2.1
EX-10.1
EX-99.1
EX-99.2

Item 1.01. Entry into a Material Definitive Agreement.
The Merger Agreement
On May 8, 2010, Comtech Telecommunications Corp., a Delaware corporation (“Comtech”), CPI International, Inc., a Delaware corporation (“CPI”) and Angels Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Comtech (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”). Pursuant to the Merger Agreement, Merger Sub will merge with and into CPI (the “Merger”), with CPI surviving as a wholly owned subsidiary of Comtech.
As a result of the Merger, each share of CPI common stock will be converted at the closing into the right to receive (i) $9.00 in cash and (ii) a fraction of a share of Comtech’s common stock equal to $8.10 divided by the average closing price of Comtech’s shares over a specified period prior to closing, provided that the fraction shall not be greater than 0.2382 nor less than 0.2132 ((i) and (ii) together being collectively referred to as the “Merger Consideration”).
Except with respect to certain CPI executives with whom separate agreements may be made after the date hereof, (i) immediately prior to the effective time of the merger (“Effective Time”), unvested options to purchase CPI common stock will become fully vested, and (ii) holders of unexercised CPI stock options outstanding immediately prior to the Effective Time will be entitled to receive a cash payment in an amount equal to the product of (x) the number of CPI shares subject to the option and (y) the excess, if any, of (A) $9.00 in cash plus a cash amount equal to the product of the number of shares of Comtech common stock issuable in respect of each share of CPI common stock in the Merger multiplied by the average price of Comtech’s shares over a specified period prior to the Effective Time over (B) the exercise price per share subject to the option, less any applicable taxes. Except with respect to certain CPI executives with whom separate agreements may be made after the date hereof, each share of CPI restricted stock and each CPI restricted stock unit outstanding immediately prior to the closing will vest in full and, as of the Effective Time, entitle the holder to receive $9.00 in cash plus a cash amount equal to the product of the number of shares of Comtech common stock issuable in respect of each share of CPI common stock in the Merger multiplied by the average price of Comtech’s shares over a specified period prior to the Effective Time, less applicable taxes.
The parties have made customary representations, warranties and covenants in the Merger Agreement, including (i) the agreement of Comtech and CPI, subject to certain exceptions, to conduct their respective businesses in the ordinary course and not to engage in certain activities between the execution of the Merger Agreement and the consummation of the Merger and (ii) the agreement of CPI to not solicit or knowingly encourage alternative transactions or, subject to certain exceptions, enter into discussions concerning, or provide information in connection with, alternative transactions.
The completion of the Merger is subject to certain conditions, including, among others, (i) the adoption of the Merger Agreement by CPI’s stockholders, (ii) the absence of certain legal impediments to the consummation of the Merger, (iii) the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of

1976, as amended, and certain approvals under foreign anti-competition laws, (iv) subject to certain materiality exceptions, the accuracy of the representations and warranties made by Comtech and CPI, respectively, and (v) compliance by Comtech and CPI with their respective obligations under the Merger Agreement.
The Merger Agreement contains typical mutual termination rights, including termination by mutual agreement of the parties, for any final and nonappealable order or law enjoining or prohibiting or making illegal the Merger or for failure to obtain CPI stockholder approval. In addition, either party may terminate the Merger Agreement if the Merger is not consummated by December 1, 2010, provided that such date may be extended an additional 45 days if the Merger has not closed due to regulatory delays. In addition, the Merger Agreement may be terminated by Comtech in the event that the CPI Board changes its recommendation. CPI may terminate the Merger Agreement in order to enter into a Superior Acquisition Proposal (as defined in the Merger Agreement).
CPI has agreed to pay a termination fee upon termination of the Merger Agreement if, among other things, (i) Comtech terminates the Merger Agreement due to a recommendation change by CPI’s Board, (ii) either party terminates the Merger Agreement because of the failure to obtain stockholder approval and before termination, the CPI Board changes its recommendation, or (iii) CPI terminates the Merger Agreement to enter into a Superior Acquisition Proposal. If the Merger Agreement is terminated in connection with a Superior Acquisition Proposal, then the termination fee payable by CPI is $12 million. A termination by Comtech following a change of recommendation resulting from certain events or developments unknown or not understood as of the date of the Merger Agreement results in a termination fee of $15 million.
The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K, and is incorporated herein by this reference.
The Voting Agreement
On the same day as the Merger Agreement, Comtech and certain stockholders of CPI (the “Stockholders”) entered into a Voting and Standstill Agreement (the “Voting Agreement”) pursuant to which the Stockholders have agreed to vote 49.9% of the shares of CPI’s common stock in favor of the Merger, provided, however, that if CPI’s Board changes its recommendation in connection with a Superior Acquisition Proposal, the Stockholders are only obligated to vote 25% of the outstanding shares of CPI’s common stock in favor of the Merger and the remaining shares may be voted at the discretion of the Stockholders. If CPI’s Board changes its recommendation for any reason other than in connection with a Superior Acquisition Proposal, the Stockholders are obligated to vote 49.9% of the outstanding shares of CPI’s common stock in favor of the Merger unless at the time of the recommendation change the trailing 5-day average closing per share price of Comtech’s common stock is less than $24.00, in which case the Stockholders are only obligated to vote 25% of the outstanding shares of CPI’s common stock in favor of the Merger.

In addition, the Voting Agreement includes restrictions both on the ability of the Stockholders to transfer their shares of CPI’s common stock before the Merger and on the ability to transfer shares of Comtech’s common stock after the Merger.
The Voting Agreement terminates upon the earliest of (i) the mutual agreement of the parties, (ii) the termination of the Merger Agreement or (iii) the second anniversary of the Merger. The foregoing description of the Voting Agreement is qualified in its entirety by reference to the full text of the Voting Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated herein by this reference.
The Merger Agreement and Voting Agreement incorporated by reference as an exhibit to this Form 8-K contain representations and warranties by each of the parties to the Merger Agreement and the Voting Agreement. These representations and warranties were made solely for the benefit of the other parties to such agreements and (i) were not intended to be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate; (ii) may have been qualified in such agreement by disclosures that were made to the other party in connection with the negotiation of the applicable agreement; (iii) may apply contract standards of “materiality” that are different from “materiality” under the applicable securities laws; and (iv) were made only as of the date of such agreement or such other date or dates as may be specified in such agreement.
Additional Information about the Transaction and Where to Find It
This communication shall not constitute an offer of any securities for sale. The acquisition will be submitted to CPI’s stockholders for their consideration. In connection with the acquisition, Comtech and CPI intend to file relevant materials with the SEC, including the registration statement, the proxy statement/prospectus and other relevant documents concerning the merger. Investors and stockholders of Comtech and CPI are urged to read the registration statement, the proxy statement/prospectus and other relevant documents filed with the SEC when they become available, as well as any amendments or supplements to the documents because they will contain important information about Comtech, CPI and the merger.
The registration statement, the proxy statement/prospectus and any other relevant materials (when they become available), and any other documents filed by Comtech and CPI with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, investors and stockholders may obtain free copies of the documents filed with the SEC by directing a written request to: Comtech Telecommunications Corp., 68 South Service Road, Suite 230, Melville, New York 11747, Attention: Investor Relations, or CPI International, Inc., 811 Hansen Way, Palo Alto, California 94303, Attention: Investor Relations. Investors and stockholders are urged to read the registration statement, the proxy statement/prospectus and the other relevant materials when they become available before making any voting or investment decision with respect to the merger.

Participants in Solicitations
Comtech, CPI and their respective directors, executive officers and other members of their management and employees may be deemed to be participants in the solicitation of proxies from stockholders of CPI in connection with the merger. Information regarding Comtech’s directors and officers is available in Comtech’s proxy statement on Schedule 14A for its 2009 annual meeting of stockholders, which was filed with the SEC on November 9, 2009. Information regarding CPI’s directors and executive officers is available in CPI’s proxy statement on Schedule 14A for its 2010 annual meeting of stockholders, which was filed with the SEC on January 20, 2010. Additional information regarding the interests of such potential participants will be included in the proxy statement and the other relevant documents filed with the SEC when they become available.
Cautionary Statement Regarding Forward-Looking Statements
Certain statements included above constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements provide our current expectations, beliefs or forecasts of future events. Forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual events or results to differ materially from the results projected, expected or implied by these forward looking statements. Such differences may result from a variety of factors, including but not limited to:
•	legal or regulatory proceedings or other matters that affect the timing or ability to complete the transactions as contemplated;
•	the possibility that the expected synergies from the proposed merger will not be realized, or will not be realized within the anticipated time period; the risk that the businesses will not be integrated successfully;
•	potential difficulties in integrating the two companies successfully;
•	the possibility of disruption from the merger making it more difficult to maintain business and operational relationships;
•	the possibility that the merger does not close, including but not limited to, due to the failure to satisfy the closing conditions;
•	any actions taken by either of the companies, including but not limited to, restructuring or strategic initiatives (including capital investments or asset acquisitions or dispositions); and
•	developments beyond the companies’ control, including but not limited to: changes in domestic or global economic conditions, competitive conditions and consumer preferences; adverse weather conditions or natural disasters; health concerns; international, political or military developments; and technological developments.
Additional factors that may cause results to differ materially from those described in the forward-looking statements are set forth in the Annual Report on Form 10-K of CPI for the fiscal year ended October 2, 2009, which was filed with the SEC on December 10, 2009, under the heading “Item 1A—Risk Factors,” and in the Annual Report on Form 10-K of Comtech for the year ended July 31, 2009, which was filed with the Securities and Exchange

Commission (“SEC”) on September 23, 2009, under the heading “Item 1A—Risk Factors,” and in subsequent reports on Forms 10-Q and 8-K and other filings made with the SEC by each of Comtech and CPI.
As a result of these uncertainties, you should not place undue reliance on these forward-looking statements. All future written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us. We undertake no duty or obligation to publicly revise any forward-looking statement to reflect circumstances or events occurring after the date hereof or to reflect the occurrence of unanticipated events or changes in our expectations.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
The discussion in Item 1.01 above with respect to the treatment of all outstanding CPI stock options, restricted stock awards and restricted stock units at the Effective Time is hereby incorporated into this Item 5.02 by reference.
Item 8.01. Other Information
On May 10, 2010, Comtech and CPI issued a joint press release announcing the execution of the Merger Agreement, a copy of which press release is filed as Exhibit 99.1 to this Current Report on Form 8-K, and is incorporated herein by this reference.
On May 10, 2010, CPI issued a separate press release announcing the execution of the Merger Agreement, a copy of which press release is filed as Exhibit 99.2 to this Current Report on Form 8-K, and is incorporated herein by this reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits
2.1	Agreement and Plan of Merger, by and among Comtech Telecommunications Corp., Angels Acquisition Corp. and CPI International, Inc., dated as of May 7, 2010.

10.1	Voting and Standstill Agreement by and among Comtech Telecommunications Corp. and the Stockholders named therein.

99.1	Joint press release of Comtech Telecommunications Corp. and CPI International, Inc., dated May 10, 2010.

99.2	Press release of CPI International, Inc. dated May 10, 2010.

SIGNATURE
     Pursuant to the requirements of Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CPI INTERNATIONAL, INC. (Registrant)
Date: May 10, 2010	By:	/s/ Joel A. Littman
Joel A. Littman
Chief Financial Officer